UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2019

TiVo Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Gold Street

San Jose, California 95002

(Address of Principal Executive Offices, including Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	TIVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

Merger Agreement

On December 18, 2019, TiVo Corporation, a Delaware corporation (“TiVo”) and Xperi Corporation, a Delaware corporation (“Xperi”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which TiVo and Xperi have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock, merger of equals strategic combination of their respective businesses by: (i) forming XRAY-TWOLF HoldCo Corporation, a Delaware corporation jointly owned by Xperi and TiVo (“HoldCo”), (ii) TiVo merging with a newly formed, wholly owned subsidiary of HoldCo, with TiVo surviving such merger as a wholly owned subsidiary of HoldCo (the “TiVo Merger”), (iii) Xperi merging with a newly formed, wholly owned subsidiary of HoldCo, with Xperi surviving such merger as a wholly owned subsidiary of HoldCo (the “Xperi Merger” and, together with the TiVo Merger, the “Mergers”), and (iv) as of the effective time of the Mergers (the “Effective Time”), changing the name of HoldCo to be “Xperi Corporation”.

The board of directors of each of TiVo and Xperi have approved the Merger Agreement and the transactions contemplated thereby.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock of TiVo (the “TiVo Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of TiVo that are held in treasury) will be converted into the right to receive 0.455 shares of common stock of HoldCo (the “HoldCo Common Stock”) and each share of common stock of Xperi (the “Xperi Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Xperi Common Stock that are held in treasury) will be converted into the right to receive one share of HoldCo Common Stock per share of Xperi Common Stock. The aforementioned 0.455 exchange ratio set forth in the Merger Agreement will result in TiVo stockholders owning approximately 53.5% of the outstanding shares of HoldCo Common Stock following the Effective Time and Xperi stockholders owning approximately 46.5% of HoldCo Common Stock following the Effective Time.

The Merger Agreement provides that, at the Effective Time, the TiVo stock options and other equity awards and the Xperi stock options and other equity awards generally will automatically convert into stock options and equity awards with respect to HoldCo Common Stock, on the same terms and conditions under the applicable plans and award agreements immediately prior to the Effective Time after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Mergers.

Registration and Listing of HoldCo Common Stock

TiVo and Xperi will prepare and will cause HoldCo to file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 in connection with the issuance of shares of HoldCo Common Stock in the Mergers (the “Form S-4”), which will include as a prospectus a joint proxy statement relating to the TiVo stockholders special meeting to adopt the Merger Agreement and the Xperi stockholders special meeting to adopt the Merger Agreement (the “Joint Proxy Statement”). TiVo, Xperi and HoldCo have agreed to use reasonable best efforts to have the Form S-4 declared effective as promptly as practicable after filing.

After the Effective Time, HoldCo Common Stock will be listed on The Nasdaq Stock Market LLC (the “NASDAQ”).

Governance

Under the terms of the Merger Agreement, as of the Effective Time, HoldCo will have its headquarters in San Jose, California.

Following the completion of the transaction, Xperi’s Chief Executive Officer, Jon Kirchner, will serve as Chief Executive Officer of HoldCo and Xperi’s CFO, Robert Andersen, will serve as Chief Financial Officer.

HoldCo will have a board of directors (the “HoldCo Board”) consisting initially of seven directors, (i) one of whom will be Jon Kirchner, (ii) three of whom will be persons designated by TiVo, and (ii) three of whom will be persons designated by Xperi. At least two out of the three persons designated by TiVo and Xperi each, respectively, must qualify as independent under the listing standards of the NASDAQ and the applicable rules of the SEC. The Chairman of the HoldCo Board will be appointed by only those members of the HoldCo Board who qualify as independent under the listing standards of the NASDAQ and the applicable rules of the SEC.

For a period of two years following the Effective Time, the Nominating and Corporate Governance Committee of the HoldCo Board shall consist of four members, consisting of two members appointed by TiVo and two members appointed by Xperi.

Conditions to the Mergers

The completion of the Mergers is subject to the satisfaction or waiver of certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of TiVo Common Stock entitled to vote thereon; (ii) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of all outstanding shares of Xperi Common Stock entitled to vote thereon; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Act; (iv) the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers; (v) the effectiveness of the Form S-4 and absence of any stop order or proceedings by the SEC; and (vi) the approval of the shares of HoldCo Common Stock to be issued in the Merger for listing on the NASDAQ. The obligation of each of TiVo and Xperi to consummate the Mergers is also conditioned on, among other things, the receipt of a tax opinion from tax counsel as to the tax-free nature of each of the Mergers, the truth and correctness of the representations and warranties made by the other party as of the closing date (subject to certain “materiality” and “material adverse effect” qualifiers) and there being no material adverse effect with respect to TiVo or Xperi.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains mutual customary representations and warranties made by each of TiVo and Xperi, and also contains mutual customary pre-closing covenants, including covenants, among others, (i) to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent, (ii) not to solicit, initiate or knowingly take any action to facilitate or encourage, and, subject to certain exceptions, not to participate or engage in any discussions or negotiations, or cooperate in any way with respect to, any inquiries or the making of, any proposal of an alternative transaction, (iii) subject to certain exceptions, not to withdraw, qualify or modify the support of its board of directors for the Merger Agreement and the TiVo Merger or the Xperi Merger, as applicable, and (iv) to use their respective reasonable best efforts to obtain governmental, regulatory and third party approvals. In addition, the Merger Agreement contains covenants that require each of TiVo and Xperi to call and hold a special stockholder meeting and, subject to certain exceptions, require each of the board of directors of TiVo and Xperi to recommend to its stockholders to approve the Mergers and adopt the Merger Agreement.

The Merger Agreement contains certain termination rights for each of TiVo and Xperi, including in the event that (i) the Mergers are not consummated on or before September 30, 2020 (the “Outside Date”) in the event that the regulatory closing conditions have not been satisfied, (ii) the approval of the Mergers and the adoption of the Merger Agreement by the stockholders of TiVo or the stockholders of Xperi is not obtained at the respective stockholder meetings or (iii) if any restraint having the effect of preventing the consummation of the TiVo Merger or the Xperi Merger shall have become final and nonappealable or if any governmental entity that must grant a requisite regulatory approval has denied approval of the TiVo Merger or the Xperi Merger. In addition, TiVo and Xperi can each terminate the Merger Agreement prior to the stockholder meeting of the other party if, among other things, the other party’s board of directors has changed its recommendation that its stockholders approve the TiVo Merger or the Xperi Merger, as applicable, and adopt the Merger Agreement, or has failed to make or reaffirm such recommendation in certain circumstances.

The Merger Agreement further provides that, a termination fee will be payable by TiVo or Xperi, as the case may be, upon termination of the Merger Agreement under specified circumstances, including:

(i)	a change in the recommendation of the board of directors of TiVo or Xperi, as applicable; or

(ii)	a termination of the Merger Agreement by TiVo or Xperi, as applicable, because of (a) a failure of the stockholders of the other party to adopt the Merger Agreement at the stockholder meeting, (b) a material breach by the other party or (c) because the Mergers are not consummated by the Outside Date, in each case set forth in this clause (ii) at a time when there was an offer or proposal for an alternative transaction with respect to such party and such party enters into or consummates an alternative transaction within 12 months following such date of termination.

In the event that such termination fee is payable by TiVo to Xperi, TiVo will pay to Xperi a termination fee equal to $50.8 million in cash, and in the event that such termination fee is payable by Xperi to TiVo, Xperi will pay to TiVo a termination fee equal to $44 million in cash.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about TiVo or Xperi. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of TiVo and Xperi in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between TiVo and Xperi rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about TiVo or Xperi.

Financing Commitment Letters

Financing of the Merger

In connection with the execution of the Merger Agreement, TiVo and Xperi obtained a debt commitment letter (the “Commitment Letter”), dated December 18, 2019, with Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. and Royal Bank of Canada (“Royal Bank”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America and Royal Bank have committed to provide a senior secured first lien term loan B facility in an aggregate principal amount of $1,100 million (the “Debt Financing”). The proceeds from the Debt Financing may be used (i) to pay fees and expenses incurred in connection with the Merger and the related transactions, (ii) to finance the refinancing of certain existing indebtedness of TiVo and Xperi, and (iii) to the extent of any remaining amounts, for working capital and other general corporate purposes.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 382 Rights Plan

On December 18, 2019 (the “Rights Dividend Declaration Date”), the Board of Directors (the “TiVo Board”) of TiVo adopted a Section 382 rights plan (the “Section 382 Rights Plan”), which is attached hereto as Exhibit 4.1, and declared a dividend distribution of one right for each outstanding share of TiVo Common Stock to stockholders of record at the close of business on January 6, 2020. The TiVo Board adopted the Section 382 Rights Plan in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards (“NOLs”). If TiVo experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), TiVo’s ability to fully utilize the NOLs on an annual basis will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, which could therefore significantly impair the value of those benefits. The Section 382 Rights Plan is intended to act as a deterrent to any person (an “Acquiring Person”) acquiring (together with all affiliates and associates of such person) beneficial ownership of 4.95% or more of TiVo’s outstanding common stock within the meaning of Section 382 of the Code, without the approval of the TiVo Board. Stockholders who beneficially own 4.95% or more of TiVo’s outstanding common stock as of the Rights Dividend Declaration Date will not be deemed to be an Acquiring Person, but such person will be deemed an Acquiring Person if such person (together with all affiliates and associates of such person) becomes the beneficial owner of securities representing a percentage of TiVo’s common stock that exceeds by 0.5% or more than the lowest percentage of beneficial ownership of TiVo’s common stock that such person had at any time since the Rights Dividend Declaration Date. The description and terms of the rights are set forth in a Section 382 Rights Agreement, dated as of December 18, 2019 (the “Section 382 Rights Agreement”), by and between TiVo and American Stock Transfer & Trust Company, LLC, as Rights Agent.

The Rights

On the Rights Dividend Declaration Date, the TiVo Board authorized the issuance of one right (a “Right”) for each outstanding share of TiVo’s common stock to TiVo’s stockholders of record as of December 18, 2019. Subject to the terms, provisions and conditions of the Section 382 Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from TiVo one one-thousandth of a share of TiVo’s Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $35 per Right (the “Purchase Price”). If issued, each fractional share of Series A Junior Participating Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of TiVo’s common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of TiVo, including any dividend, voting or liquidation rights.

Initial Exercisability

The Rights are not exercisable until the earlier of (i) ten days after a public announcement that a person has become an Acquiring Person and (ii) ten business days (or such later date as may be determined by the TiVo Board) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person. The date that the Rights become exercisable under the Section 382 Rights Agreement is referred to as the “Distribution Date.” Until the Distribution Date, TiVo’s common stock certificates will evidence the Rights. Any transfer of TiVo’s common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, separate Rights certificates will be issued, and the Rights may be transferred apart from the transfer of the underlying shares of TiVo’s common stock, unless and until the Board of Directors has determined to effect an exchange pursuant to the Section 382 Rights Agreement (as described below).

“Flip-In” Event

In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will from and after the Distribution Date, have the right to receive, upon exercise of a Right and payment of the Purchase Price, a number of shares of TiVo’s common stock having a market value of two times the Purchase Price. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until such time as the Rights are no longer redeemable by TiVo (as described below).

Exempted Persons and Exempted Transactions

The TiVo Board recognizes that there may be instances when an acquisition of shares of TiVo’s common stock that would cause a stockholder to become an Acquiring Person may not jeopardize or endanger in any material respect the availability of the NOLs to TiVo. Accordingly, the Section 382 Rights Agreement grants discretion to the TiVo Board to designate a person as an “Exempted Person” or to designate a transaction involving shares of TiVo’s common stock as an “Exempted Transaction.” An “Exempted Person” cannot become an Acquiring Person and an “Exempted Transaction” cannot result in a person becoming an Acquiring Person. The TiVo Board can revoke an “Exempted Person” designation if it subsequently makes a contrary determination regarding whether a person jeopardizes or endangers in any material respect the availability of the NOLs to the Company.

Redemption

At any time until ten calendar days following the first date of public announcement that a person has become an Acquiring Person, TiVo may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the TiVo Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the Right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange

At any time after a person becomes an Acquiring Person and prior to the acquisition by the Acquiring Person of 50% or more of TiVo’s outstanding common stock, the TiVo Board may exchange the Rights (other than Rights that have become void), in whole or in part, at an exchange ratio of one share of common stock, or a fractional share of Series A Junior Participating Preferred Stock (or of a share of a similar class or series of TiVo’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of common stock (or a fractional share of Series A Junior Participating Preferred Stock or of a share of a similar class or series of TiVo’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio.

Expiration

The Section 382 Rights Agreement will expire on the earliest of the following:

•	the close of business on December 18, 2022;

•	the redemption of the Rights;

•	the exchange of the Rights;

•	the termination of the Merger Agreement prior to the consummation of the Mergers;

•	the consummation of the Mergers in accordance with the terms of the Merger Agreement;

•	the close of business on the effective date of the repeal of Section 382 or any successor statute if the TiVo Board determines that the Section 382 Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits; and

•	the close of business on the first day of a taxable year to which the TiVo Board determines that no tax benefits may be carried forward.

Anti-Dilution Provisions

The TiVo Board may adjust the Purchase Price of the Series A Junior Participating Preferred Stock, the number of shares of Series A Junior Participating Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a share dividend, a share split or a reclassification of the Series A Junior Participating Preferred Stock or of TiVo’s common stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

Amendments

Prior to the Distribution Date, the TiVo Board may supplement or amend any provision of the Section 382 Rights Agreement in any respect without the approval of the holders of the Rights. From and after the Distribution Date, no amendment can adversely affect the interests of the holders of the Rights.

In connection with the adoption of the Section 382 Rights Agreement, the TiVo Board approved a Certificate of Designation of Series A Junior Participating Preferred Stock of TiVo Corporation (the “Certificate of Designation”), which is attached hereto as Exhibit 3.1. The Certificate of Designation was filed with the Secretary of the State of Delaware on December 20, 2019.

The foregoing summary of the Section 382 Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Section 382 Rights Agreement, a copy of which has been filed as Exhibit 4.1 to this Registration Statement on Form 8-A and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth in “Section 382 Rights Plan” under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Important Information and Where to Find It

In connection with the proposed transaction, TiVo and Xperi will cause HoldCo to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of TiVo and Xperi and that also will constitute a prospectus of HoldCo (the “Joint Proxy Statement/Prospectus”). TiVo, Xperi and HoldCo may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or any other document that TiVo, Xperi or HoldCo may file with the SEC. INVESTORS, TIVO STOCKHOLDERS AND XPERI STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors, TiVo stockholders and Xperi stockholders may obtain free copies of the Joint Proxy Statement/Prospectus (when available) and other documents that are filed or will be filed with the SEC by TiVo, Xperi or HoldCo through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of TiVo or Xperi at the following:

TiVo Corporation

2160 Gold Street

San Jose, California 95002

Attention: Investor Relations

1-818-295-6651

IR@tivo.com

Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

Attention: Investor Relations

1-818-436-1231

IR@xray.com

Participants in the Solicitation

TiVo, Xperi or HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding TiVo’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in TiVo’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 15, 2019. Information regarding Xperi’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Xperi’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 20, 2019. TiVo stockholders and Xperi stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of TiVo and Xperi directors and executive officers in the transaction, which may be different than those of TiVo and Xperi stockholders generally, by reading the Joint Proxy Statement/Prospectus and any other relevant documents that are filed or will be filed with the SEC relating to the transaction.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS DISCLAIMER

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on TiVo’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by TiVo and Xperi, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities and other conditions to the completion of the transaction; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of TiVo and Xperi; (iii) potential litigation relating to the proposed transaction that could be instituted against TiVo, Xperi or their respective directors; (iv) the risk that disruptions from the proposed transaction will harm TiVo’s or Xperi’s business, including current plans and operations; (v) the ability of TiVo or Xperi to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) uncertainty as to the long-term value of HoldCo common stock; (viii) legislative, regulatory and economic developments affecting TiVo’s and Xperi’s businesses; (ix) general economic and market developments and conditions; (x) the evolving legal, regulatory and tax regimes under which TiVo and Xperi operate; (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect TiVo’s and/or Xperi’s financial performance; (xii) restrictions during the pendency of the proposed transaction that may impact TiVo’s or Xperi’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as TiVo’s and Xperi’s response to any of the aforementioned factors; (xiv) failure to receive the approval of the stockholders of TiVo and/or Xperi; and

(xv) any plans regarding a potential separation of the combined business. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Joint Proxy Statement/Prospectus to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Joint Proxy Statement/Prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on TiVo’s or Xperi’s consolidated financial condition, results of operations, or liquidity. Neither TiVo nor Xperi assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization dated December 18, 2019, by and among, TiVo Corporation, Xperi Corporation, TWOLF Merger Sub Corporation, XRAY Merger Sub Corporation and XRAY-TWOLF HoldCo Corporation

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of TiVo Corporation, filed with the Secretary of State of Delaware on December 20, 2019

4.1	Section 382 Rights Agreement, dated as of December 18, 2019, by and between TiVo Corporation and American Stock Transfer & Trust Company, LLC

10.1	Commitment Letter, dated as of December 18, 2019, by and among TiVo Corporation, Xperi Corporation, Bank of America, N.A., BofA Securities, Inc. and Royal Bank of Canada

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019	TiVo Corporation

	By:	/s/ Pamela Sergeeff
	Name:	Pamela Sergeeff
	Title:	Executive Vice President and General Counsel